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                                                                    EXHIBIT 23.2


                         Independent Auditor's Consent



We consent to the use in Form S-8 Registration Statement under the Securities Act in 1933 (which is expected to be filed on or about May 2, 1996) of Polyphase Corporation, of our report dated December 8, 1995, on the financial statements of Polyphase Corporation as of September 30, 1995, accompanying the financial statements contained in the Form 10-K for the period then ended.

                                             /s/ ERNST & YOUNG LLP


April 29, 1996
Dallas, Texas